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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Liberate Technologies
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIBERATE TECHNOLOGIES
2 Circle Star Way
San Carlos, California 94070
September 13, 2002

To Our Stockholders:

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Liberate Technologies. The time, place, and matters on the agenda for the meeting are described in detail in the attached Notice of 2002 Annual Meeting of Stockholders and Proxy Statement.

        Please use this opportunity to take part in Liberate's affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting in person, please promptly complete, sign, date, and return the accompanying proxy in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Liberate.

Sincerely,

Mitchell E. Kertzman Chairman and Chief Executive Officer

LIBERATE TECHNOLOGIES
2 Circle Star Way
San Carlos, California 94070
NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
To be held October 29, 2002

To Our Stockholders:

        The 2002 Annual Meeting of Stockholders of Liberate Technologies will be held in the general meeting room at our headquarters, located at 2 Circle Star Way, San Carlos, California, on Tuesday, October 29, 2002, at 4:00 p.m. local time, for the following purposes:

  1.
  To elect six directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified (or until his or her earlier resignation, death, or removal). At the meeting, our Board intends to present the following nominees for election as directors:

• Mitchell E. Kertzman • Coleman Sisson • Christopher J. Bowick	• Charles N. Corfield • Dana L. Evan • Dr. David C. Nagel
  2.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the current fiscal year; and

  3.
  To transact any other business that may properly come before the meeting.

        These items of business are more fully described in the attached proxy statement.

        Only stockholders of record at the close of business on September 3, 2002 are entitled to vote at the meeting. A list of these stockholders will be available for inspection at our headquarters located at 2 Circle Star Way, San Carlos, California, during ordinary business hours for the ten-day period prior to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Kent Walker Executive Vice President, Chief Financial Officer, General Counsel, and Secretary

San Carlos, California
September 13, 2002

IMPORTANT

Whether or not you plan to attend the meeting in person, please promptly complete, sign, date, and return the accompanying proxy in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting.

LIBERATE TECHNOLOGIES
2 Circle Star Way
San Carlos, California 94070

PROXY STATEMENT
FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
To be held October 29, 2002

        The accompanying proxy is solicited on behalf of the Board of Directors of Liberate Technologies, a Delaware corporation, for use at the 2002 Annual Meeting of Stockholders to be held in the general meeting room at our headquarters, located at 2 Circle Star Way, San Carlos, California, on Tuesday, October 29, 2002, at 4:00 p.m. local time, and at any adjournment or postponement of the meeting. This proxy statement and the accompanying form of proxy were first mailed on or about September 13, 2002 to all stockholders entitled to vote at the meeting. Our 2002 Annual Report on Form 10-K is enclosed with this proxy statement.

PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the meeting are summarized in the accompanying Notice of 2002 Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

VOTING MATTERS AND SOLICITATION OF PROXIES

Record Date

        Our common stock is the only type of security entitled to vote at the meeting. Only holders of record of our common stock at the close of business on September 3, 2002 (the "record date") will be entitled to vote at the meeting. At the close of business on September 3, 2002, we had 103,758,076 shares of common stock outstanding and entitled to vote.

Quorum Required

        Our bylaws provide that the holders of a majority of the shares of our common stock outstanding on the record date, present in person or represented by proxy, and entitled to vote generally in the election of directors, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Voting Rights

        Each stockholder of record is entitled to one vote for each share of common stock held on the record date. Shares of common stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. If you properly complete and return the enclosed form of proxy, but do not specify voting directions, your proxy will be voted FOR the Nominees of the Board (as set forth in Proposal No. 1), FOR Proposal No. 2, and at the discretion of the proxy holders as to other matters that may properly come before the meeting. All shares represented by a valid and properly completed proxy received prior to the meeting will be voted.

Votes Required

        Proposal 1.    Directors will be elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to elect directors. The six nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors or vote for a greater number of persons than the number of nominees named in this proxy statement. Properly completed proxies that do not specify voting directions will be voted "FOR" the Board's nominees set forth in Proposal No. 1.

        Proposal 2.    Ratification of the selection of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent accountants for the current fiscal year requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as negative votes with regard to this proposal. Broker non-votes will not be counted as having been voted on this proposal and will therefore have no effect on this proposal. Properly completed proxies that do not specify voting directions will be voted "FOR" Proposal No. 2.

Revocability of Proxies and Voting by Beneficial Owners at the Annual Meeting

        Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the meeting or at the meeting, prior to the vote pursuant to the proxy. A proxy may be revoked by delivering written notice to Liberate stating that the proxy is revoked, delivering a subsequent proxy to Liberate that is signed by the person who signed the earlier proxy, or attending the meeting and voting in person. Any revocations made prior to the beginning of the meeting should be delivered to our Secretary at our principal executive offices. Please note, however, that if a stockholder wishes to vote in person at the meeting and that stockholder's shares are held of record by a broker, bank, or other nominee, the stockholder must bring to the meeting a letter from the record holder confirming that stockholder's beneficial ownership of the shares.

Solicitation of Proxies

        We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this proxy statement, the accompanying form of proxy, our 2002 Annual Report on Form 10-K, and any additional solicitation material furnished to stockholders. We will furnish copies of solicitation materials to brokerage houses and other record holders of our common stock holding shares in their names that are beneficially owned by others. We will request that these record holders forward the solicitation materials to the beneficial owners and request authority for the exercise of the proxies. In such cases, we may reimburse the reasonable costs of forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by further solicitation by mail, telephone, email, or direct contact. We have not retained a proxy solicitor to assist with this meeting. Our directors, officers, and employees (acting without additional compensation) may assist in soliciting proxies. Except as described above, we do not presently intend to solicit proxies other than by mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        At the meeting, stockholders will elect directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified (or until his or her earlier resignation, death, or removal). Liberate currently has authorized six directors. Our Board has nominated six persons to stand for election as directors (the "Nominees"), all of whom are listed below with their ages as of August 31, 2002, their positions and offices held with Liberate, and certain biographical information. Proxies may not be voted for a greater number of persons than the number of Nominees. Each Nominee for election has agreed to serve if elected, and neither the Board nor Liberate's management has any reason to believe that any Nominee will be unavailable to serve. If any Nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below.

Nominees	Age	Positions and Offices Held with Liberate
Mitchell E. Kertzman(1)(2)	53	Chairman and Chief Executive Officer
Coleman Sisson	45	President and Director
Christopher J. Bowick	46	Director
Charles N. Corfield(3)(4)(5)	43	Director
Dana L. Evan(3)(4)(5)	42	Director
Dr. David C. Nagel(1)(3)(4)	57	Director

(1)
Member of Investment Committee

(2)
Member of Secondary Compensation Committee

(3)
Member of Corporate Governance Committee

(4)
Member of Finance and Audit Committee

(5)
Member of Compensation Committee

        Mitchell E. Kertzman has served as Chief Executive Officer and a director of Liberate since joining Liberate in November 1998. Since June 2002, Mr. Kertzman has served as Chairman of our Board. Mr. Kertzman also served as President of Liberate from November 1998 to January 2001. We have announced that, before the end of the calendar year, Mr. Kertzman will leave his position as Chief Executive Officer to serve as our Executive Chairman. Prior to joining Liberate, Mr. Kertzman served in various capacities at Sybase from February 1995 until November 1998, including as a member of the Board of Directors and also as Co-Chief Executive Officer, Chief Executive Officer, President, and Executive Vice President. Mr. Kertzman also served as Chairman of the Board of Directors of Sybase from July 1997 until November 1998. Prior to joining Sybase, Mr. Kertzman founded Powersoft in 1974 and served as Chief Executive Officer and a director until its merger with Sybase in February 1995. Mr. Kertzman also serves as a director of CNET Networks and Handspring.

        Coleman Sisson has served as a director of Liberate since June 2002. Mr. Sisson joined Liberate in November 1999 and has served as President since January 2001. Mr. Sisson also served as Chief Operating Officer of Liberate from November 1999 to June 2002. We have announced that, before the end of the calendar year, Mr. Sisson will serve as our President and Chief Executive Officer. Prior to joining Liberate, Mr. Sisson served from July 1997 until November 1999 as President and Chief Operating Officer of CyberSafe. Prior to joining CyberSafe, Mr. Sisson served from August 1995 until July 1997 as Senior Vice President and General Manager, Education Services Group, at Vanstar. Prior

to joining Vanstar, Mr. Sisson served from June 1992 until August 1995 as Vice President, Worldwide Customer Services, at Powersoft.

        Christopher J. Bowick has served as a director of Liberate since November 2001 and previously served as a director of Liberate from January 2001 until July 2001. Mr. Bowick joined Liberate's Board on both occasions as the representative of certain network operator customers. These network operator customers were entitled to Liberate's best efforts to grant them Board representation under a voting agreement that terminated at the end of July 2002. Liberate has no current obligation to nominate Mr. Bowick to be a director of Liberate. Mr. Bowick has served as Senior Vice President, Engineering and Chief Technical Officer of Cox Communications since January 2001. Mr. Bowick joined Cox in April 1998 as Vice President, Technology Development, and was promoted to Senior Vice President, Technology Development in October 2000. Prior to joining Cox, Mr. Bowick served as Group Vice President and Chief Technology Officer of Jones Intercable since September 1991. Before joining Jones Intercable, Mr. Bowick served in various engineering and technology capacities with Scientific-Atlanta since January 1981, leaving the company as Vice President of Engineering for the Transmission Systems Business Division.

        Charles N. Corfield has served as a director of Liberate since December 1998. Since August 2000, Mr. Corfield has served as Chief Executive Officer of SandCherry Networks, a provider of telecommunications software. Mr. Corfield was previously Managing Director of Lhotse Shar, LLC, a venture/investment company, since 1998, and has been a private investor in a variety of high-technology firms since 1995. Mr. Corfield co-founded Frame Technology, a software company, in 1986 and served as a member of its Board of Directors and as its Chief Technology Officer until it was acquired by Adobe Systems in 1995. Mr. Corfield also serves as a director of iBasis.

        Dana L. Evan has served as a director of Liberate since January 2001. Ms. Evan has served as Executive Vice President of Finance and Administration of VeriSign since January 2001 and Chief Financial Officer of VeriSign since June 1996. Ms. Evan also served as Vice President of Finance and Administration of VeriSign from June 1996 until December 2001. From 1988 to June 1996, she worked as a financial consultant in the capacity of chief financial officer, vice president of finance, or corporate controller for various public and private companies and partnerships, including VeriSign from November 1995 to June 1996, Delphi Bioventures, a venture capital firm, from 1988 to June 1995, and Identix Incorporated, a manufacturer of biometric identity verification and imaging products, from 1991 to August 1993. Prior to 1988, she was employed by KPMG, most recently as a senior manager.

        Dr. David C. Nagel has served as a director of Liberate since February 2000. Since August 2001, Dr. Nagel has served as the Chief Executive Officer and President of PalmSource, a Palm OS platform subsidiary of Palm. Before joining PalmSource in August 2001, Dr. Nagel was President of AT&T Labs since April 1996 and AT&T Chief Technology Officer since August 1997. Dr. Nagel also served as Chief Technology Officer of Concert, a joint venture between AT&T and British Telecom, from June 1999 to August 2001. Prior to joining AT&T, Dr. Nagel was a Senior Vice President of Apple Computer, where he led a worldwide research and development group responsible for Macintosh hardware, Mac OS software, imaging, and other peripheral products. Before joining Apple's Advance Technology Group in 1988, Dr. Nagel was a research scientist and head of human factor research at NASA's Ames Research Center. Dr. Nagel also serves as a director of Palm.

Meetings of the Board of Directors and Board Committees

        During our fiscal 2002 (ended May 31, 2002), our Board held six meetings and acted by written consent in lieu of a meeting on five occasions. During fiscal 2002, except for Dana L. Evan and Dr. David C. Nagel, each of the directors standing for re-election, during their tenure, attended or participated in at least 75% of the aggregate of: (1) the total number of meetings held by the Board, and (2) the total number of meetings held by all Board committees on which such director served.

        During fiscal 2002, Liberate had the following Board committees: the Finance and Audit Committee, the Compensation Committee, the Secondary Compensation Committee, the Investment Committee, the Independent Committee for the Review of Interested Transactions (the "Independent Committee"), and the Executive Committee. To ensure full Board oversight of a wider range of corporate activities, the Board eliminated the Executive Committee on June 3, 2002. On July 18, 2002, to further strengthen Liberate's corporate governance, the Board created the Corporate Governance Committee to identify, review, and recommend to the Board candidates for membership on the Board, to assist the Board in succession planning for executive officers, to oversee compliance with Liberate's legal compliance guidelines, and to evaluate Board and committee performance. Also on July 18, 2002, the Board re-aligned the duties of the Finance and Audit Committee to grant it the authority to review related-party transactions, thereby assuming the responsibilities of the Independent Committee. The Board simultaneously eliminated the Independent Committee. Following this re-organization of its committees, the Board currently has the following five standing committees: the Finance and Audit Committee, the Compensation Committee, the Secondary Compensation Committee, the Investment Committee, and the Corporate Governance Committee.

        During fiscal 2002, the Finance and Audit Committee of the Board held five meetings and acted by written consent in lieu of a meeting on one occasion. As specified in its charter, the Finance and Audit Committee's principal functions are to engage, dismiss, and monitor the performance and independence of Liberate's independent accountants; review the scope, methodology, and results of the annual audit; approve in advance the provision by the independent accountants of all audit and non-audit services; review Liberate's critical accounting policies and practices; monitor the integrity of Liberate's financial reporting processes and internal control systems; review related-party transactions; monitor compliance with internal legal compliance policies; review any required annual audits of employee benefit plans; review annually the adequacy of Liberate's insurance; and generally provide a means of communication among the independent accountants, Liberate's management, and the Board. The current members of the Finance and Audit Committee are Ms. Evan (chair), Mr. Corfield, and Dr. Nagel.

        During fiscal 2002, the Compensation Committee of the Board held two meetings and acted by written consent in lieu of a meeting on two occasions. The Compensation Committee administers our stock and other employee benefit plans and makes decisions concerning salaries and incentive compensation for executive officers and directors. The current members of the Compensation Committee are Mr. Corfield (chair) and Ms. Evan.

        During fiscal 2002, the Secondary Compensation Committee of the Board did not meet. The Secondary Compensation Committee administers our 1999 Equity Incentive Plan as to stock awards to employees and consultants who are neither officers nor directors, in amounts not exceeding 50,000 shares per individual per grant. The Secondary Compensation Committee typically makes weekly grants of options to newly hired employees and, in fiscal 2002, acted by written consent in lieu of a meeting on 44 occasions. The sole member of the Secondary Compensation Committee is Mr. Kertzman.

        During fiscal 2002, the Investment Committee of the Board held no meetings and acted by written consent in lieu of a meeting on three occasions. The Investment Committee was formed August 24, 2000 to manage the Liberate Corporate Venture Fund. We launched the Venture Fund in November 2000 to promote the development of interactive television and growth of innovative companies that we expect to be our strategic partners. The Venture Fund operates as a business group within Liberate. The current members of the Investment Committee are Mr. Kertzman and Dr. Nagel. Dr. Nagel replaced Mr. David J. Roux after Mr. Roux resigned as Chairman of our Board on May 31, 2002.

        During fiscal 2002, the Independent Committee of the Board did not meet or act by written consent in lieu of a meeting. The Board created the Independent Committee to consider and review all significant agreements between Liberate and any director, executive officer, or other affiliate of Liberate. When the Board transferred those duties to the Finance and Audit Committee on July 18, 2002, the Board simultaneously eliminated the Independent Committee. During fiscal 2002, the members of the Independent Committee were Dr. Nagel and Ms. Evan.

        During fiscal 2002, the Executive Committee of the Board did not meet or act by written consent in lieu of a meeting. As noted above, the Board eliminated the Executive Committee on June 3, 2002. The Board had created the Executive Committee to manage the business and affairs of Liberate in the intervals between meetings of the Board and delegated to the Executive Committee all powers and authority of the Board that were not otherwise delegated to other committees. During fiscal 2002, the members of the Executive Committee were Mr. Roux (chair) and Mr. Corfield.

        On July 18, 2002, the Board created the Corporate Governance Committee to identify, review, and recommend to the Board candidates for membership on the Board, to assist the Board in succession planning for executive officers, to oversee compliance with Liberate's legal compliance guidelines, and to evaluate Board and committee performance. The current members of the Corporate Governance Committee are Mr. Corfield (chair and lead independent director), Ms. Evan, and Dr. Nagel, each of whom is considered independent under the listing standards of the Nasdaq National Market. Because the Corporate Governance Committee was created so recently, it did not participate in selecting, reviewing, or recommending to the Board the Nominees to be considered by our stockholders at the meeting. The Corporate Governance Committee has not yet reviewed whether it will consider director nominees recommended by our stockholders and, therefore, has not established any procedures for stockholders to follow in submitting such recommendations.

Director Compensation

        Except for grants of stock options and the reimbursement of expenses incurred in connection with attendance at Board or committee meetings, our directors generally do not receive compensation for services provided as a director. We also do not pay compensation for committee participation or special assignments of the Board.

        Pursuant to the terms of our 1999 Equity Incentive Plan, upon the conclusion of each of our annual stockholders' meetings, each non-employee director who will continue to serve as a Board member following the meeting will automatically be granted a fully vested option for 10,000 shares of our common stock, unless the director notifies us that he or she is unable to accept such option. The exercise price of each option will be equal to the fair market value of our common stock on the option grant date. A director may pay the exercise price in the form of cash, shares of common stock that the director already owns, an immediate sale of the option shares through a broker designated by us, or proceeds of a loan from a broker designated by us, secured by the option shares. The options expire on the earlier of their 10-year term or 12 months after a director leaves the Board.

        Directors who are also our employees receive their employee compensation, including equity compensation under our 1999 Equity Incentive Plan, and are also eligible to participate in our 1999 Employee Stock Purchase Plan and other plans and benefits generally available to our employees. Compensation for Mr. Kertzman, our Chief Executive Officer, and Mr. Sisson, our President, who are the only directors also serving as our employees, is described in "Executive Compensation and Related Information" and in the "Compensation Committee Report."

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

Proposed Independent Accountants For Fiscal 2003

        On the recommendation of the Finance and Audit Committee, our Board has selected PricewaterhouseCoopers to serve as our independent accountants for our fiscal year ending May 31, 2003. Stockholder ratification of the selection of PricewaterhouseCoopers as our independent accountants is not required by our bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice. As a result of changes the Board made on July 18, 2002 to the Finance and Audit Committee's charter, the Finance and Audit Committee now has the sole authority to engage or dismiss our independent accountants. If the stockholders fail to ratify the selection of PricewaterhouseCoopers, the Finance and Audit Committee will reconsider its retention of PricewaterhouseCoopers. Even if the selection of PricewaterhouseCoopers is ratified, the Finance and Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our and our stockholders' best interests. Unless otherwise instructed, the proxy holders intend to vote all proxies received by them in the accompanying form FOR this Proposal No. 2.

Change in Independent Accountants During Fiscal 2002

        On May 3, 2002, we dismissed our former independent accountants, Arthur Andersen ("Andersen"), and engaged PricewaterhouseCoopers as our new independent accountants for fiscal 2002. In accordance with its then-current charter, the Finance and Audit Committee recommended the dismissal of Andersen and the engagement of PricewaterhouseCoopers, and our Board approved these actions. Following these changes, PricewaterhouseCoopers audited our 2002 financial statements.

        During our two most recent fiscal years ended May 31, 2001, and the subsequent interim period through May 3, 2002, there were: (1) no disagreements between us and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports, and (2) no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

        The audit reports of Andersen on the consolidated financial statements of Liberate as of and for the fiscal years ended May 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During our two most recent fiscal years ended May 31, 2001 and 2002, we did not consult with PricewaterhouseCoopers regarding the application of accounting principles to a specific transaction or any matter subsequent to a disagreement with our former independent auditor or any of the other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Representatives from Andersen will not be present at the meeting.

Fees For Independent Accountants

        Audit Fees.    We have been billed approximately $124,000 in aggregate fees for professional services rendered by PricewaterhouseCoopers for the audit of our annual financial statements for fiscal 2002, our most recent fiscal year. We have been billed approximately $54,000 in aggregate fees for professional services rendered by Andersen for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for fiscal 2002.

        Financial Information Systems Design and Implementation Fees.    In the past fiscal year, Andersen billed us for approximately $124,000 in aggregate fees for professional services related to financial information systems design and implementation.

        All Other Fees.    In the past fiscal year, Andersen billed us for approximately $383,000 in aggregate fees for all professional services other than the services identified in "Audit Fees" and "Financial Information Systems Design and Implementation Fees." Over half of these fees were for tax services and most of the remaining fees were for audit-related services (including review of our reports on forms 10-Q, 10-K, and 8-K; services related to Andersen's issuance of consents to include its audit reports in certain documents; work on corporate transactions; and internal control advisory services).

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS TO SERVE AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MAY 31, 2003.

EXECUTIVE OFFICERS

        Our executive officers, their ages, positions with Liberate, and certain biographical information as of August 31, 2002 were as follows:

Executive Officers	Age	Positions and Offices Held with Liberate
Mitchell E. Kertzman*	53	Chairman and Chief Executive Officer
Coleman Sisson*	45	President and Director
Donald M. Fitzpatrick	45	Chief Operating Officer
Kent Walker	41	Executive Vice President, Chief Financial Officer, General Counsel, and Secretary

*
Please see biographical information for Mr. Kertzman and Mr. Sisson in "Proposal No. 1" above.

        Donald M. Fitzpatrick joined Liberate in November 1999 and has served as Chief Operating Officer since June 2002. Mr. Fitzpatrick previously served as Executive Vice President, Worldwide Sales and Service from January 2001 to June 2002 and as Senior Vice President Professional Services from November 1999 until January 2001. Prior to joining Liberate, Mr. Fitzpatrick headed the Interactive Services business for Oracle Corporation in Europe, the Middle East, and Africa from April 1996 until November 1999. Prior to joining Oracle, Mr. Fitzpatrick served from November 1992 to March 1996 as Software Development Manager for the software services business unit of Ferntree Computer Corporation of Australia.

        Kent Walker joined Liberate in October 2000 and has served as Executive Vice President and Chief Financial Officer since August 2002. Additionally, Mr. Walker has served as General Counsel and Secretary since he joined Liberate. Mr. Walker also previously served as a Senior Vice President from January 2001 to August 2002 and as a Vice President from October 2000 to January 2001. Prior to joining Liberate, Mr. Walker served as Associate General Counsel of America Online and Netscape Communications from April 1997 until October 2000. Prior to joining Netscape, Mr. Walker served as Senior Counsel to AirTouch Communications from March 1995 until April 1997. Prior to joining AirTouch Communications, Mr. Walker served as an Assistant U.S. Attorney with the U.S. Department of Justice from 1990 to 1995.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of July 31, 2002, certain information with respect to shares of our common stock beneficially owned by: (1) each person who is known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock, (2) each of the executive officers named in "Executive Compensation and Related Information—Summary Compensation Table" and each of our directors, and (3) all current directors and executive officers as a group.

        Beneficial ownership for each person has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if he or she has the right to acquire shares (for example, by exercising an option or warrant) within sixty days of July 31, 2002. In computing the percentage ownership of any person, the number of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Beneficially Owned as of July 31, 2002
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Class
United States Trust Company of New York and US Trust Company of Delaware, Co-Trustees under the Delphi Asset Management Corporation Irrevocable Trust Agreement dated January 23, 2001(2)	33,399,843	32.21%
Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers)(3)	11,572,900	11.16%
The TCW Group, Inc. (on behalf of the TCW Business Unit)(4)	5,941,895	5.73%
Mitchell E. Kertzman(5)	2,293,402	2.21%
Christopher J. Bowick(6)	437,415	*
Coleman Sisson(7)	387,340	*
Nancy J. Hilker(8)	236,991	*
David A. Limp(9)	236,350	*
Donald M. Fitzpatrick(10)	193,687	*
Dr. David C. Nagel(11)	112,499	*
Charles N. Corfield(12)	100,206	*
Dana L. Evan(13)	32,916	*
All current directors and executive officers as a group (8 persons)(14)	3,611,882	3.37%

(1)
Except as footnoted, the address for each beneficial owner is 2 Circle Star Way, San Carlos, California 94070.

(2)
Pursuant to the terms of the Trust Agreement, the co-trustees hold the shares for the benefit of Delphi Asset Management, a wholly owned subsidiary of Oracle. The Trust Agreement is intended to be irrevocable (it may generally only be amended with the unanimous consent of Liberate stockholders voting on the matter) and will be effective for so long as any shares of our common stock are held by the trust or Delphi Asset Management. Pursuant to a Standstill Agreement dated January 23, 2001 among Liberate, Delphi Asset Management, and the co-trustees, Delphi Asset Management may only direct the sale or encumbrance of our common stock in certain limited ways. The co-trustees share voting power with respect to the shares and are required by the Trust Agreement to vote the shares in the same proportion as all other shares of our common stock are voted. Delphi Asset Management has sole investment power with respect to the shares. The address for United States Trust Company of New York is 114 West 47th Street, New York, New York 10036.

(3)
Merrill Lynch has shared voting and investment power with respect to these shares. Merrill Lynch Investment Managers is an operating division of Merrill Lynch's indirectly owned asset management subsidiaries. Merrill Lynch may share voting and investment power with these subsidiaries and the ultimate beneficial owners of these shares. The address for Merrill Lynch is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10381.

(4)
The TCW Group has shared voting and investment power with respect to these shares. Its TCW Business Unit is primarily engaged in providing investment management services. The TCW Group may share voting and investment power with its direct and indirect subsidiaries and the ultimate beneficial owners of these shares. The address for The TCW Group is 865 South Figueroa Street, Los Angeles, California 90017.

(5)
Represents options to purchase shares exercisable within 60 days of July 31, 2002.

(6)
Includes options held by Mr. Bowick to purchase 2,083 shares exercisable within 60 days of July 31, 2002. Also includes warrants held by Cox Communications (of which Mr. Bowick is an executive officer) and its subsidiaries to purchase 433,332 shares exercisable within 60 days of July 31, 2002. Mr. Bowick disclaims beneficial ownership of all warrants and shares held by Cox Communications and its subsidiaries.

(7)
Includes options to purchase 386,041 shares exercisable within 60 days of July 31, 2002.

(8)
Includes options to purchase 180,587 shares exercisable within 60 days of July 31, 2002. Also includes 4,400 shares held by a Children's Trust for which Ms. Hilker serves as a trustee. Ms. Hilker disclaims beneficial ownership of all shares held by this trust, except to the extent of her indirect pecuniary interest therein.

(9)
Includes options to purchase 161,077 shares exercisable within 60 days of July 31, 2002.

(10)
Includes options to purchase 190,874 shares exercisable within 60 days of July 31, 2002.

(11)
Represents options to purchase shares exercisable within 60 days of July 31, 2002.

(12)
Includes options to purchase 56,804 shares exercisable within 60 days of July 31, 2002.

(13)
Represents options to purchase shares exercisable within 60 days of July 31, 2002.

(14)
Includes options to purchase 3,560,868 shares exercisable within 60 days of July 31, 2002 and excludes all shares beneficially owned by Ms. Hilker and Mr. Limp, who have left Liberate.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

        The following Summary Compensation Table sets forth, for our three most recently completed fiscal years, the compensation earned for services rendered in all capacities to us and our subsidiaries by our Chief Executive Officer and the four other most highly compensated executive officers who were serving as such as of May 31, 2002 (collectively, the "Named Executive Officers").

			Annual Compensation
								Long-Term Compensation Awards— Number of Securities Underlying Options
Name and Principal Position	Year		Salary ($)		Bonus ($)	Other Annual Compensation ($)
Mitchell E. Kertzman Chairman of the Board and Chief Executive Officer	2002 2001 2000		300,276 300,267 300,267		160,076 220,152 262,642	— — —		650,000 200,000 —	(1) (2)
Coleman Sisson President and Director	2002 2001 2000	(4)	250,276 235,684 122,020		394,047 137,595 87,500	— 106,894 38,773	(3) (3)	500,000 130,000 450,000	(5)
Donald M. Fitzpatrick Chief Operating Officer	2002 2001 2000		606,610 487,720 122,303	(6) (7) (8)	372,000 5,642 25,941	— 300 30,642	(3) (3)	200,000 86,000 160,000	(5)
David A. Limp(9) Executive Vice President and Chief Strategy Officer	2002 2001 2000		250,276 235,689 213,394		362,033 90,636 53,130	— — —		60,000 105,000 —
Nancy J. Hilker(9) Senior Vice President and Chief Financial Officer	2002 2001 2000		230,276 215,684 205,267		64,430 82,930 51,039	— — —		60,000 75,000 —

(1)
At Mr. Kertzman's request, this option was amended in fiscal 2003 to cancel his right to exercise 400,000 unvested shares subject to this option.

(2)
At Mr. Kertzman's request, this option was canceled in fiscal 2003.

(3)
Relocation expenses.

(4)
Mr. Sisson joined Liberate in November 1999.

(5)
At the request of this executive officer, this option was canceled in fiscal 2002.

(6)
Includes $371,334 in commissions.

(7)
Includes $262,120 in commissions.

(8)
Includes $30,998 in commissions.

(9)
This executive officer left Liberate after May 31, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information with respect to stock options granted to each of the Named Executive Officers in fiscal 2002:

	Individual Grants
			% of Total Options Granted to Employees In Fiscal Year(2)			Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term ($)(3)
	Number of Securities Underlying Options Granted(1)
Name				Exercise Price ($/Share)	Expiration Date
						5%	10%
Mitchell E. Kertzman	650,000	(4)(5)	6.59	8.47	6/1/11	3,462,379	8,774,349
Coleman Sisson	50,000 450,000	(4)(5) (5)(6)	0.51 4.56	8.47 8.47	6/1/11 6/1/11	266,337 2,397,032	674,950 6,074,549
Donald M. Fitzpatrick	40,000 160,000	(4)(5) (5)(6)	0.41 1.62	8.47 8.47	6/1/11 6/1/11	213,070 852,278	539,960 2,159,840
David A. Limp	60,000	(4)(5)	0.61	8.47	6/1/11	319,604	809,940
Nancy J. Hilker	60,000	(4)(5)	0.61	8.47	6/1/11	319,604	809,940

(1)
Options were granted under Liberate's 1999 Equity Incentive Plan and have a term of ten years.

(2)
Based on an aggregate of 9,861,562 options granted in fiscal 2002.

(3)
The potential realizable value is calculated based on the term of the option at the time of grant (10 years). Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent Liberate's prediction of its stock price performance.

(4)
Options vest monthly over four years commencing with the date of grant.

(5)
50% of any unvested options will vest in the event of a change in control of Liberate that results in a material change in the officer's employment within the year following the change in control.

(6)
25% of the options vest immediately, with the remaining 75% vesting monthly over three years.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

        The following table sets forth options exercised by each of the Named Executive Officers during fiscal 2002, and the number and value of securities underlying unexercised options that were held by these Named Executive Officers as of May 31, 2002.

        Amounts shown under the column "Value Realized" are equal to the fair market value of the purchased shares on the option exercise date, less the exercise price paid for such shares.

        Amounts shown under the column "Value of Unexercised In-the-Money Options at Fiscal Year End" are based on the fair market value of our common stock at May 31, 2002, $4.05 per share, less the exercise price payable for such shares.

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End ($)
	Number of Shares Acquired on Exercise
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mitchell E. Kertzman	600,000	3,885,079	2,015,623	1,063,543	2,718,749	625,001
Coleman Sisson	0	0	296,874	333,126	0	0
Donald M. Fitzpatrick	0	0	134,539	151,461	0	0
David A. Limp	78,500	628,404	140,034	131,634	137,457	0
Nancy J. Hilker	45,000	397,598	143,920	100,175	158,582	208

10-YEAR OPTION REPRICINGS

        The following table sets forth information with respect to grants of options to executive officers that were followed by cancellations of other options held by those executive officers. Under the Securities and Exchange Commission's rules, this combination of events may be considered a repricing. Please see the Compensation Committee Report for more explanation.

Name	Date	Number of Securities Underlying Options Repriced Or Amended	Market Price Of Stock At Time Of Repricing Or Amendment ($/Share)	Exercise Price At Time Of Repricing Or Amendment ($/Share)	New Exercise Price ($/Share)	Length of Original Option Term Remaining At Date Of Repricing Or Amendment (Years)
Coleman Sisson	6/1/2001	450,000	8.47	32.44	8.47	8.44
Donald M. Fitzpatrick	6/1/2001	160,000	8.47	32.44	8.47	8.44
Kent Walker	6/1/2001	200,000	8.47	17.88	8.47	9.42

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND
CHANGE IN CONTROL ARRANGEMENTS

        On October 12, 1998, we entered into an employment agreement with Mitchell E. Kertzman, our Chief Executive Officer. Mr. Kertzman's annual base salary is $300,000, and he is eligible for a target annual bonus of $200,000, subject to adjustment based on performance measures, with a limit of 125% of the target amount. Under his employment agreement, if Liberate terminates Mr. Kertzman's employment for any reason other than gross misconduct, Liberate will have to pay him an amount equal to one year's salary as severance, in exchange for a release of all claims against Liberate. On October 15, 1998, pursuant to the terms of his employment agreement, we granted Mr. Kertzman an option to purchase 3,333,332 shares of our common stock (split-adjusted). Upon his completion of 12 months of service, 25% of those option shares vested, and the balance of those option shares vest in a series of equal monthly installments upon his completion of each of the following 36 months. Fifty percent of any unvested option shares under this grant will become vested upon the effective date of any change in control.

        Grants made to our executive officers on or after April 12, 2001 will also each become vested as to 50% of any unvested option shares if we experience a change in control that results in the executive officer's actual or constructive termination within one year after the effective date of the change in control.

        In January 2001, we entered into employee retention agreements with Coleman Sisson, Donald M. Fitzpatrick, and David A. Limp, each of which provides for the payment of approximately $820,000 in additional compensation in the two years following the agreement. Each of these agreements provides for acceleration of these payments in the event of a change in control that results in the actual or constructive termination of the employee. During fiscal 2002, we paid $292,000 under these agreements to each of these executive officers. Following the end of fiscal 2002, Mr. Limp left Liberate as part of a reduction in force and realignment of management roles, which triggered acceleration of the remaining payments owed to him under his agreement. We have paid the remaining $528,000 to him.

        Separately, in connection with Mr. Limp's departure in July 2002, we entered into a separation agreement and mutual release of claims with him. Under the terms of this agreement, we paid Mr. Limp an amount equal to his salary and on-target bonuses for fiscal 2002.

        In July 2002, we entered into a separate employee retention agreement with each of Mr. Kertzman, Mr. Sisson, Mr. Fitzpatrick, and Kent Walker. Under the terms of this agreement, if, after a change of control that is followed within one year by the executive officer's actual or constructive termination, the executive officer receives total payments (including the value of accelerated options) as a result of the termination that are less than twice the executive officer's total cash compensation in the prior fiscal year, Liberate will pay the difference, up to a maximum of $750,000.

        The Compensation Committee has the authority under the 1999 Equity Incentive Plan to accelerate the exercisability of outstanding options, or to accelerate the vesting of the shares of common stock subject to outstanding options. Such acceleration may be conditioned on the optionee's termination of employment (whether involuntarily or through a forced resignation) and may be conditioned upon the occurrence of a merger, reorganization, or consolidation or upon a hostile take-over effected through a tender offer or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification of Directors and Executive Officers

        We have entered or will enter into indemnification agreements with each of our directors and executive officers. The form of indemnification agreement provides that we will indemnify against any and all expenses of the director or executive officer who incurred such expenses because of his or her status as a director or executive officer, to the fullest extent permitted by Delaware law (currently or in the future), our certificate of incorporation, and our bylaws.

        Our certificate of incorporation and bylaws contain certain provisions relating to the limitation of liability and indemnification of directors and officers. The certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

  •
  For any breach of the director's duty of loyalty to us or our stockholders;

  •
  For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  In respect of certain unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  •
  For any transaction from which the director derives any improper personal benefit.

        Our certificate of incorporation provides that no repeal or amendment of its indemnification provisions may adversely affect any then-existing right or protection of a director or increase the liability of a director with respect to anything that occurred before such repeal or modification. The foregoing provisions of the certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

  •
  We are required to indemnify our directors and executive officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law;

  •
  We may, in our discretion, indemnify other officers, employees, and agents as provided by Delaware law;

  •
  To the fullest extent permitted by Delaware law, but subject to various exceptions, we are required to advance all expenses incurred by our directors and executive officers in connection with a legal proceeding;

  •
  The rights conferred in the bylaws are contract rights of the indemnified party and are not exclusive; and

  •
  We are authorized to maintain insurance to protect ourselves and our directors, officers, employees and agents.

Transactions with Oracle

        From our inception until our acquisition of Navio Communications in August 1997, we were a wholly owned subsidiary of Oracle. Following the Navio acquisition, Oracle remained our majority stockholder. Oracle later transferred our shares to its wholly owned subsidiary, Delphi Asset Management, which in turn transferred our shares to two co-trustees that hold the shares in trust for Delphi Asset Management. The trust agreement (to which we are not a party) is described in the "Stock Ownership of Certain Beneficial Owners and Management Table." A related Standstill Agreement among Liberate, Delphi Asset Management, and the co-trustees is described below, among our transactions with Oracle. As of July 31, 2002, Oracle beneficially owned approximately 32% of our outstanding stock. We have entered into numerous transactions and arrangements with Oracle, including the following:

        We entered into a Technical Support Services Agreement dated August 12, 1998 with Oracle. The Technical Support Services Agreement describes the terms under which Oracle may provide technical support services for Oracle products when licensed by us or our distributors and our products licensed by us, Oracle, or either of our distributors.

        We entered into a Technology License Agreement with Oracle in September 1998. Pursuant to the Technology License Agreement, Oracle may promote, market, and distribute sublicenses of our products through its worldwide distribution channels for a period of three years. This agreement terminated in September 2001.

        During fiscal 2002, under the agreements described in the two previous paragraphs or otherwise, we made no commissions or other payments to Oracle and Oracle made no royalty or other payments to us. We believe that the terms of these agreements with Oracle are at least as favorable to us as those that could have been obtained in arm's-length transactions.

        We entered into a Standstill Agreement with Delphi Asset Management (a wholly owned subsidiary of Oracle), US Trust Company of Delaware (as co-trustee), and United States Trust Company of New York (as co-trustee) dated January 23, 2001. Under the Standstill Agreement, Delphi Asset Management agreed not to acquire any more of our common stock, not to sell or encumber the shares of our common stock beneficially owned by it except in certain limited ways, and not to seek to control or influence the management or business of Liberate.

Transactions with Cox Communications

        A member of our Board, Mr. Bowick, also serves as an executive officer of Cox Communications. Cox is both a significant customer and also a stockholder. In fiscal 2000, we entered into an agreement with Cox for the license of our software products and for the provision of services. The agreement also provides that Cox will have the right to test our software free of charge and without any commitment to deploy services using our technology. Under the agreement, Cox is entitled to receive the benefits of any more favorable terms and conditions (taken as a whole) that we may grant to any other North American network operator. During fiscal 2002, under this agreement, we recognized approximately $2.2 million of revenue that was previously classified as deferred revenue.

        In addition, under the commercial agreement, we were required to issue warrants to Cox. A total of 883,332 shares of our common stock are reserved for issuance to Cox under these warrants. The exercise price of these warrants is $6.90 per share. These warrants are vesting according to milestones established in the commercial agreement to motivate Cox to deploy our products.

Indebtedness of Management

        In January 2001, we extended loans in exchange for promissory notes from Coleman Sisson, our President, and David Limp, our then-current Executive Vice President and Chief Strategy Officer. In April 2001, we extended a loan in exchange for a promissory note from Donald Fitzpatrick, our Chief Operating Officer. Each loan is in the amount of $500,000, bears interest at 5.9% compounded annually, and is due and payable two years from issuance (or, if earlier, 60 days after termination of the executive officer's employment). The interest rate used for each loan was equal to or greater than the applicable federal rate at the time each loan was made. As of August 31, 2002 (the latest practicable date), for the loans made to Mr. Sisson and Mr. Fitzpatrick, all principal and accrued interest ($549,167 and $541,792, respectively) remained outstanding, which is the largest aggregate amount of indebtedness outstanding under each loan since the beginning of fiscal 2002. When

Mr. Limp left Liberate, repayment was accelerated under the terms of his loan agreement. On July 31, 2002, Mr. Limp repaid the principal and interest of his loan in full ($547,724, which was the largest aggregate amount of indebtedness under this loan since the beginning of fiscal 2002).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The members of our Board, our executive officers, and persons who hold more than ten percent of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of our common stock and their transactions in our common stock. Based solely on our review of (1) copies of Section 16(a) reports that we received from these persons regarding transactions in our common stock during fiscal 2002 and (2) written representations that we received from our executive officers and directors that no annual Form 5 reports were required to be filed by them for fiscal 2002, we believe that our executive officers, Board members, and greater-than-ten-percent stockholders met all reporting requirements under Section 16(a) for fiscal 2002 in a timely manner, except that Christopher J. Bowick filed a late Form 3.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of our Board (the "Compensation Committee" or the "Committee") administers our 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan and makes all decisions regarding the compensation of our Chief Executive Officer and other executive officers, including approval of salaries, bonuses and other incentive plans, stock options, and other forms of compensation.

        For fiscal 2002, the Committee determined the salary and bonus plan for our CEO and bonus plans for our executive officers based on its subjective judgment and knowledge of competitive compensation levels at similar companies. Among the factors considered by the Committee were the recommendations of the CEO with respect to the bonus compensation of our executive officers. However, the Committee made the final bonus compensation decisions concerning such officers.

        General Compensation Policy.    The Committee's fundamental policy is to offer our executive officers competitive compensation opportunities based upon our financial success and their overall performance. The Committee seeks to have a substantial portion of each officer's compensation contingent upon each of these elements. Accordingly, each executive officer's compensation package consists of: (1) base salary, (2) cash bonus awards, and (3) long-term stock-based incentive awards.

        Base Salary.    The base salary for each executive officer is set on the basis of general market levels and personal experience, expertise, and performance. Each individual's base pay is positioned relative to their total compensation package, including cash incentives and long-term incentives.

        Annual Cash Bonuses.    Each executive officer has an established cash bonus target. The annual pool of bonuses for executive officers is distributed on the basis of our achievement of the financial performance targets established for fiscal 2002. Actual bonuses paid are based on a percentage of the individual's base salary. The corporate goals set for the bonuses were based on the achievement of quarterly net revenue and operating expense targets.

        Long-Term Incentive Compensation.    The Committee makes option grants at varying times and in varying amounts at its discretion. Generally, the Committee sets the size of each grant at a level that it deems appropriate to create a meaningful opportunity for stock ownership based upon the recipient's position, potential for future responsibility and promotion, performance in the recent period, and unvested options held. The relative weight given to each of these factors will vary from individual to individual, at the Committee's discretion.

        The Committee made option grants to our CEO and certain executive officers in June 2001. More than six months later, in December 2001, the executive officers named in the Repricing Table each returned an option he had been granted in a prior fiscal year. Under the rules of the Securities and Exchange Commission, this combination of an option grant followed by an option cancellation may be considered a repricing. In June 2001, when the new options were granted, the previously granted options that the executive officers later returned for cancellation had lost their value as incentives for excellent performance because the option exercise prices were significantly below the market price of our common stock. After careful consideration and recognizing that any stockholder would understandably be concerned about option repricings, the Committee determined that it was in the best interests of Liberate and its stockholders to ensure that these executive officers were properly motivated, and the Committee therefore awarded these executive officers new options at the then-current market price of our common stock.

        Each grant that the Committee makes allows the officer to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a two-to-four-year period, contingent upon the executive officer's continued employment with us. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, any option awarded with an exercise price equal to fair market value will provide a return to the executive officer only if he or she remains in our employ, and then only if the market price of our common stock appreciates over the option term.

        CEO Compensation.    The Committee renewed the annual base salary of $300,000 for Mr. Kertzman, our Chief Executive Officer. The other components of Mr. Kertzman's fiscal 2002 compensation depended entirely upon our financial performance and provided no dollar guarantees. The bonus paid to Mr. Kertzman for fiscal 2002 was based on the same incentive plan as all other executive officers. Specifically, the Committee established a target incentive at the beginning of the year that was subject to adjustment based on our performance against quarterly net revenue and operating expense targets. Each year, the annual incentive plan is reevaluated, using new targets for net revenue and operating expenses.

        Tax Limitation.    Under the Federal tax laws, a publicly-held company such as Liberate will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1.0 million per officer in any year. To qualify for an exemption from the $1.0 million deduction limitation, with respect to equity compensation, our stockholders have limited the maximum number of shares of common stock for which any one participant may be granted stock options per calendar year under our 1999 Equity Incentive Plan. Any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1999 Equity Incentive Plan with an exercise price equal to the fair market value of our common stock on the grant date therefore qualifies as performance-based compensation that will not be subject to the $1.0 million limitation. We expect to pay more than $1.0 million in cash compensation to at least one executive officer during our fiscal year ending May 31, 2003.

COMPENSATION COMMITTEE
Charles N. Corfield (Chair) Dana L. Evan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of our Board was formed in September 1997. For fiscal 2002, the Compensation Committee consisted of Charles N. Corfield (chair) and Dana L. Evan. Neither Mr. Corfield nor Ms. Evan has ever served as an officer or employee of Liberate or any of our subsidiaries. None of our executive officers has served as a director of a company that had an executive officer who served on our Board.

        In October 1999, we established a Secondary Compensation Committee to administer our 1999 Equity Incentive Plan as to stock awards to employees who are not officers or directors, in amounts not exceeding 30,000 shares per individual per grant. In August 2000, the Board increased the approval authority of the Secondary Compensation Committee to permit grants not exceeding 50,000 shares per individual. Mr. Kertzman is the sole member of the Secondary Compensation Committee.

STOCK PERFORMANCE GRAPH

        The graph set forth below compares the cumulative total stockholder return on our common stock between July 28, 1999 (the date our common stock started trading publicly) and May 31, 2002, with the cumulative total return over the same period of (1) the Nasdaq Stock Market-U.S. Index (the "Nasdaq US Index") and (2) the Nasdaq Computer & Data Processing Services Index (the "Nasdaq Industry Index"). In previous years, we used the J.P. Morgan H&Q Technology Index as our industry index for this graph. Because this index was terminated in March 2002, we replaced it with the Nasdaq Industry Index. This graph assumes the investment of $100.00 on July 28, 1999 in our common stock, the Nasdaq Stock Market Index, and the Nasdaq Industry Index, and assumes the reinvestment of any dividends.

        The comparisons shown in the graph below are based upon historical data. The stock price performance shown in the graph below does not indicate or forecast the potential future performance of our common stock. We obtained the information used in the graph from Georgeson Shareholder, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

Prices at Close of Market on Dates Indicated ($)

	7/28/99	8/31/99	11/30/99	2/29/00	5/31/00	8/31/00	11/30/00	2/28/01	5/31/01
Liberate Common Stock	100	129	626	1,000	229	302	104	93	83
Nasdaq US Index	100	102	123	172	125	155	96	79	77
Nasdaq Industry Index	100	102	133	188	119	147	89	73	74
	8/31/01	11/30/01	2/28/02	5/31/02
Liberate Common Stock	141	90	73	40
Nasdaq US Index	66	71	64	60
Nasdaq Industry Index	57	63	60	49

        Our common stock began trading publicly on July 28, 1999 at a price of $8.00 per share (as adjusted to reflect a 2-for-1 stock split effective January 2000). The graph above, however, uses an initial measurement point of $10.1875 per share (as adjusted to reflect the 2-for-1 stock split), the closing price of our stock on July 28, 1999.

FINANCE AND AUDIT COMMITTEE REPORT

        The Finance and Audit Committee of our Board (the "Committee") represents the Board in overseeing our financial and accounting process, system of internal controls, audit process, legal compliance policies and process, and any related-party transactions. The Committee monitors the performance and independence of the independent accountants who audit our financial statements and the Committee has the sole authority to engage and dismiss our independent accountants. You can find a more detailed description of the functions of the Committee in its charter, attached as exhibit 99.4 to our 2002 Annual Report on Form 10-K, which is available on the EDGAR database of the Securities and Exchange Commission located at "www.sec.gov".

        The Committee was organized on September 19, 1997. For fiscal 2002, the Committee consisted of Dana L. Evan (chair), Charles N. Corfield, and Dr. David C. Nagel. Each of the members of the Committee is independent, as defined under the listing standards of the Nasdaq National Market.

        Our management has primary responsibility for preparing our financial statements and for our financial reporting process. Our independent accountants, PricewaterhouseCoopers, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Committee has general oversight responsibility with respect to our financial reporting, and reviews the results and scope of the audit and other non-audit services provided by our independent accountants.

        In this context, the Committee has reviewed and discussed the audited financial statements with our management and the independent accountants. The Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Codification of Statements on Auditing Standard, AU Section 380). The Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has also discussed with the independent accountants their independence from us and our management.

        In connection with its approval of the design and implementation of financial information systems and other non-audit services provided by our former independent accountants, Arthur Andersen, the Committee determined that the provision of these services would be compatible with maintaining Arthur Andersen's independence.

        Based on the review and discussions described in the previous two paragraphs, the Committee and our Board have approved our 2002 audited financial statements for inclusion in our 2002 Annual Report on Form 10-K. The Committee and our Board have also recommended that our stockholders approve the selection of PricewaterhouseCoopers as our independent accountants.

FINANCE AND AUDIT COMMITTEE
Dana L. Evan (Chair) Charles N. Corfield Dr. David C. Nagel

        The Compensation Committee Report, Stock Performance Graph, and Finance and Audit Committee Report will not be deemed filed with the Securities and Exchange Commission and will not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate these items by reference.

AVAILABILITY OF FORM 10-K

        Upon written request, we will mail without charge a copy of our 2002 Annual Report on Form 10-K for the fiscal year ended May 31, 2002, including the financial statements, financial statement schedules, and list of exhibits. Requests should be sent to Liberate Technologies, 2 Circle Star Way, San Carlos, California 94070, ATTN: Investor Relations.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        Stockholder proposals that are intended to be presented at our 2003 Annual Meeting must be received by us not later than May 16, 2003, in order to be considered for inclusion in our proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission. Such stockholder proposals should be addressed to Liberate Technologies, 2 Circle Star Way, San Carlos, California 94070, Attn: General Counsel. Stockholders who intend to present a proposal to us at our 2003 meeting without including that proposal in our proxy materials must provide advance notice of the proposal to us at this address not earlier than June 29, 2003 nor later than July 30, 2003. We reserve the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with applicable requirements, including conditions established by the Securities and Exchange Commission.

OTHER MATTERS

        The Board knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, the Board intends that the persons named in the proxies will vote upon those matters in accord with their best judgment.

By Order Of The Board Of Directors,

Kent Walker Executive Vice President, Chief Financial Officer, General Counsel, and Secretary

San Carlos, California
September 13, 2002

Whether or not you plan to attend the meeting in person, please promptly complete, sign, date, and return the accompanying proxy in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting.

Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the meeting.

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PROXY	LIBERATE TECHNOLOGIES 2 Circle Star Way, San Carlos, CA 94070	PROXY

This Proxy is Solicited on Behalf of the Board of Directors of Liberate Technologies
for the Annual Meeting of Stockholders to be held on October 29, 2002

        The undersigned holder of common stock, par value $.01, of Liberate Technologies ("Liberate") hereby appoints Mitchell E. Kertzman and Kent Walker, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all common stock of Liberate that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, October 29, 2002, at 4:00 p.m. local time, in the general meeting room at Liberate's headquarters located at 2 Circle Star Way, San Carlos, California, and at any adjournment or postponement of the Annual Meeting. We first mailed this form of proxy and the accompanying Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K to our stockholders on or about September 13, 2002.

        This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted FOR the election of the directors nominated by the Board of Directors, FOR Proposal 2, and at the discretion of the proxies as to any other matters that may properly come before the Annual Meeting. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of Liberate either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL 2.

        PLEASE PROMPTLY MARK, SIGN, DATE, AND RETURN THIS CARD USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

LIBERATE TECHNOLOGIES

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

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☒	Please mark votes as in this example.

LIBERATE TECHNOLOGIES, INC.

1.	To elect the following directors, each to serve for a term ending upon the 2003 Annual Meeting of Stockholders, and until his or her successor is elected and qualified (or until his or her earlier resignation, death or removal):		2.	To ratify the selection of PricewaterhouseCoopers LLP as Liberate's independent accountants for the fiscal year ending May 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Nominees: (01) Mitchell E. Kertzman, (02) Coleman Sisson, (03) Christopher J. Bowick, (04) Charles N. Corfield, (05) Dana L. Evan and (06) Dr. David C. Nagel
	FOR ☐	WITHHELD ☐
				Each of the directors nominated and Proposal 2 were proposed by Liberate. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.
☐	For all nominees except those whose names I have written above.			MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐
				The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K.

				Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name, by President or other authorized officer. When signing as a partnership, please sign in partnership name, by an authorized person.
Signature:	Date:	Signature:	Date:

QuickLinks

PROXY STATEMENT FOR 2002 ANNUAL MEETING OF STOCKHOLDERS To be held October 29, 2002
PURPOSE OF MEETING
VOTING MATTERS AND SOLICITATION OF PROXIES
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT ACCOUNTANTS
EXECUTIVE OFFICERS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND RELATED INFORMATION SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
10-YEAR OPTION REPRICINGS
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL ARRANGEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PERFORMANCE GRAPH
FINANCE AND AUDIT COMMITTEE REPORT
AVAILABILITY OF FORM 10-K
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS